UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 27, 2011
HealthMarkets, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14953	75-2044750

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9151 Boulevard 26, North Richland Hills, Texas	76180

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (817) 255-5200
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On May 27, 2011, certain affiliates of the Blackstone Group, Goldman Sachs Capital Partners and Credit Suisse-DLJ Merchant Banking Partners (the “Private Equity Investors”) entered into an amendment (the “Amendment”) to the Stockholders Agreement, dated as of April 5, 2006 (the “Stockholders Agreement”) by and among HealthMarkets, Inc. (the “Company”) and the other parties thereto. As of March 31, 2011, the Private Equity Investors held approximately 85% of the Company’s outstanding equity securities.
The Amendment revises Section 1.04 of the Stockholders Agreement by adding certain limitations on the ability of Directors nominated by affiliates of Goldman Sachs Capital Partners (each, a “Goldman Nominee”) to serve on committees (each, a “Board Committee”) of the board of directors of the Company (the “Board”). Specifically, as amended, Section 1.04 generally provides that at no time shall any Goldman Nominee serve as (i) the chairman of any Board Committee; (ii) a member of any Board Committee if such Goldman Nominee would occupy more than 25% of the seats on such Board Committee; (iii) with certain exceptions, a member of a Board Committee that has decision-making authority for policies or actions on managerial matters; or (iv) a member of any Board Committee if such Goldman Nominee has the authority or practical ability unilaterally to make, or block the making of, policy or other decisions that bind the Board, any Board Committee or management of the Company.
The Amendment also revises Section 1.05(b) of the Stockholders Agreement, which provides that the Company shall not take or facilitate certain specified actions (the “Specified Actions”) without an approval of the Board that includes certain Directors nominated by the Private Equity Investors (the “Investor Directors”). Prior to amendment, Section 1.05(b) generally provided that for so long as there are three Investor Groups (as defined in the Stockholders Agreement) that meet certain criteria (each, a “Qualifying Investor Group”), any Specified Action required approval of Investor Directors nominated by at least two of the Investor Groups; and for so long as there are exactly two Qualifying Investor Groups, any Specified Action required the approval of at least one Investor Director who is not nominated by affiliates of the Blackstone Group.
As amended, Section 1.05(b) generally provides that (i) for so long as there are three Qualifying Investor Groups, any Specified Action requires approval of at least 80% of the Investor Directors (where, for the purposes of giving such approval, the Investor Directors nominated by affiliates of the Blackstone Group (each, a “Blackstone Nominee”) shall collectively have 3 votes, the Goldman Nominees shall collectively have 1 vote and the Investor Directors nominated by affiliates of Credit Suisse-DLJ Merchant Banking Partners shall collectively have 1 vote) and (ii) for so long as the Blackstone Group (and its affiliates) continues to be a Qualifying Investor Group and there are less than three Qualifying Investor Groups, any Specified Action requires approval of the Blackstone Nominees. As amended, Section 1.05(b) also provides that in the event the Blackstone Group is no longer a Qualifying Investor Group, Section 1.05(b) shall be void and of no effect.
The foregoing summary of the terms of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Exhibit Description

10.1	Amendment to Stockholders Agreement

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HEALTHMARKETS, INC.
By:	/s/ K. Alec Mahmood
	Name:	K. Alec Mahmood
	Title:	Senior Vice President & Chief Financial Officer
Dated: June 2, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Stockholders Agreement